Exhibit (a)(1)(K)
FORM OF ELIGIBLE OPTION INFORMATION SHEET

ENDWAVE CORPORATION EE 7.2	PERSONNEL SUMMARY	Page:
	AS OF	File:
	Current	Date:
	Report Type: All	Time:
Price is greater than 5.00
ID is equal to

		Grant	Grant				Exercised/				Outstanding/	Exercisable/
Name	ID	Number	Date	Plan/Type	Shares	Price	Released	Vested	Cancelled	Unvested	Unreleased	Releasable

T O T A L S